Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-237212) of our report dated February 26, 2020 (April 1, 2020, as to the subsequent events described in Note 15), relating to the consolidated financial statements of Keros Therapeutics, Inc. and its subsidiary. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 1, 2020